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                                                                    Exhibit 21.1


Name of Subsidiary                                   Jurisdiction Incorporated
------------------                                   -------------------------

Enterasys Networks Distribution Limited              Republic of Ireland
Enterasys Networks Limited                           Bermuda
Enterasys Networks U.K., Ltd                         United Kingdom
Enterasys Networks, GmbH                             Germany
Enterasys Networks, Mexico, S.A. de C.V.             Mexico
Enterasys Networks, Singapore Pte Ltd.               Singapore